As filed with the Securities and Exchange Commission on December 09, 1996
                                         	Registration No. 333-___________





                   	SECURITIES AND EXCHANGE COMMISSION
                        	Washington, D.C.  20549



                                	FORM S-8
	                         REGISTRATION STATEMENT
	                                 UNDER
                        THE SECURITIES ACT OF 1933




                              	EUPHONIX, INC.
          	(Exact name of registrant as specified in its charter)

       CALIFORNIA                                      	77-0189481
(State of incorporation)                	(I.R.S. Employer Identification No.)

                            	220 Portage Avenue
                        Palo Alto, California 94306
        	(Address, including zip code, of principal executive offices)


                             	1990 STOCK PLAN
	                         (Full Title of the Plan)


                              	James Dobbie
                              Euphonix, Inc.
                           	220 Portage Avenue
	                          Palo Alto, CA  94306
                  	(Name and address of agent for service)

                            	(415) 855-0400
        	(Telephone number, including area code, of agent for service)




                               	Copies to:
                            JOHN V. ROOS, ESQ.
                   	WILSON, SONSINI, GOODRICH & ROSATI
	                        Professional Corporation
	                          650 Page Mill Road
	                      Palo Alto, California 94304

                    	CALCULATION OF REGISTRATION FEE


    Title of     Amount          Proposed            Proposed    	  Amount of
Securities to    to be       	Maximum Offering  	Maximum Aggregate 	Registra-
be Registered  Registered(1) Price Per Share(2)  Offering Price(2)  tion
$.001 par value 	500,000	       $ 4.625           	$2,312,500.00   	$ 700.76

    Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the registrant's 1990 Stock Plan (the "Plan") also relates to 934,586 shares initially registered under registration statement on Form S-8 No. 33-98130.

(2)	Estimated solely for the purpose of calculating the amount of the regis-
    tration fee on the basis of the average of the high and low prices of the Common Stock reported in the Nasdaq National Market on December 5, 1996.

                                 	PART II

              	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities Act of 1934 (the "Exchange Act").

         (b)	The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, filed pursuant to Section 13 of the Exchange Act.

         (c)	The Registrant's Current Report on Form 8-K dated February 7,
1996, as amended April 25, 1996.

         (d)	The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 24, 1995 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sec-tions 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

Item 6.  Indemnification of Directors and Officers.

       The Registrant has adopted provisions in its Amended and Restated Articles of Incorporation which (i) eliminate the personal liability of its directors to the Registrant and its shareholders for monetary damages arising from a breach of their fiduciary duties in certain circumstances; and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescis-sion. In addition, the Registrant's bylaws provide that the Registrant shall indemnity its directors and officers to the fullest extent permitted by Cali-fornia law.

        The Registrant has entered into separate indemnification agreements with each of its officers and directors that contain provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their sta-tus or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indem-nified, and to obtain director's and officer's insurance, if available on reasonable terms.

Item 7.  Exemption from Registration Claimed.

       Not applicable.

Item 8.  Exhibits.

             Exhibit
             Number

              	4.1	  1990 Stock Plan and forms of stock option and restricted
                     stock purchase agreement thereunder.
	              5.1	  Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as
                     to legality of securities being registered
             	23.1  	Consent of Independent Auditors
             	23.2  	Consent of Counsel (contained in Exhibit 5.1)
             	24.1  	Power of Attorney (See Page II-4)

Item 9.  Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

                (1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2)	That, for the purpose of determining any liability under
the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Regis-trant's annual report pursuant to Sec-tion 13(a) or Section 15(d) of the Ex-change Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorpo-rated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c)	Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling per-sons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expres-sed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or control-ling person in connection with the securities being registered, the Regis-trant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as ex-pressed in the Securities Act and will be governed by the final adjudication of such issue.

                                	SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Regis-trant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registra-tion statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on December 9, 1996.


                                       EUPHONIX, INC.


                                       By:  /s/ JAMES DOBBIE
                                            --------------------------------
                                        	   James Dobbie, Chairman of the
                                            Board and Chief Executive Officer


                            	POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Dobbie and Scott W. Silfvast, jointly and severally, his attorneys-in-fact, each with the power of substi-tution, for him in any and all capacities, to sign any amendments to this re-gistration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in -fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this regis-tration statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE     		            TITLE               			          DATE



/s/ JAMES DOBBIE         Chairman of the Board and         December 09, 1996
------------------       (James Dobbie)		Chief Executive
(James Dobbie)           Officer (Principal Executive
                         Officer)



/s/ SCOTT W. SILFVAST    President and Director            December 09, 1996
---------------------
(Scott W. Silfvast)



/s/ JEFFREY A. CHEW      Vice President of Finance 	       December 09, 1996
-------------------      and Chief Financial Officer
(Jeffrey A. Chew)		      (Principal Financial and
                         Accounting Officer)



/s/ MILTON CHANG         Director                          December 09, 1996
-------------------
(Milton Chang)


/s/ YESHWANT KAMATH      Director	                         December 09, 1996
-------------------
(Yeshwant Kamath)



/s/ ROBERT F. KUHLING    Director	                         December 09, 1996
---------------------
(Robert F. Kuhling, Jr.)



/s/ GUY PAUL NOHRA       Director                          December 09, 1996
-------------------
(Guy Paul Nohra)

                               	EUPHONIX, INC.

                    	REGISTRATION STATEMENT ON FORM S-8

                             	INDEX TO EXHIBITS


Exhibit
Number 	                        Description

  4.1       1990 Stock Plan and forms of stock option and restricted stock
            purchase	agreement thereunder.

 	5.1	      Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legal-
            ity of	securities being registered.

 23.1	      Consent of Independent Auditors.

	23.2	      Consent of Counsel (contained in Exhibit 5.1).

	24.1	      Power of Attorney (See Page II-4).

                               	EXHIBIT 4.1

                              	EUPHONIX, INC.
                             	1990 STOCK PLAN
	                (as amended and restated October 3, 1996)

       1.	Purposes of the Plan.  The purposes of this Stock Plan are:

          * to attract and retain the best available personnel for positions of substantial responsibility,

          * to provide additional incentive to Employees, Directors and Consultants, and

          *   to promote the success of the Company's business.

       Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

       2.	Definitions.  As used herein, the following definitions shall apply:

          (a)	"Administrator" means the Board or any of its Committees as
shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)	"Applicable Laws" means the requirements relating to the admin-
istration of stock option plans under U. S. state corporate laws, U.S. fed-eral and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c)	"Board" means the Board of Directors of the Company.

          (d)	"Code" means the Internal Revenue Code of 1986, as amended.

          (e)	"Committee"  means a committee of Directors appointed by the
Board in accordance with Section 4 of the Plan.

          (f)	"Common Stock" means the Common Stock of the Company.

          (g)	"Company" means Euphonix, Inc., a California corporation.

          (h)	"Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i)	"Director" means a member of the Board.

          (j)	"Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (k)	"Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Ser-vice Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by sta-tute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonsta-tutory Stock Option. Neither service as a Director nor payment of a direc-tor's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m)	"Fair Market Value" means, as of any date, the value of Common
Stock determined as follows:

              (i)	If the Common Stock is listed on any established stock
exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as re-ported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii)	If the Common Stock is regularly quoted by a recognized
securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (iii)	In the absence of an established market for the Common
Stock, the Fair Market Value shall be determined in good faith by the Admin-istrator.

          (n)	"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o)	"Nonstatutory Stock Option" means an Option not intended to
qualify as an Incentive Stock Option.



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                                Page 10 of 50

          (p)	"Notice of Grant" means a written or electronic notice evidenc-
ing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (q)	"Officer" means a person who is an officer of the Company with-
in the meaning of Section 16 of the Exchange Act and the rules and regula-tions promulgated thereunder.

          (r)	"Option" means a stock option granted pursuant to the Plan.

          (s)	"Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t)	"Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (u)	"Optioned Stock" means the Common Stock subject to an Option or
Stock Purchase Right.

          (v)	"Optionee" means the holder of an outstanding Option or Stock
Purchase Right granted under the Plan.

          (w)	"Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (x)	"Plan" means this 1990 Stock Plan.

          (y)	"Restricted Stock" means shares of Common Stock acquired pursu-
ant to a grant of Stock Purchase Rights under Section 11 below.

          (z)	"Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted
Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (aa)	"Rule 16b-3" means Rule 16b-3 of the Exchange Act or any
successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (cc)	"Service Provider" means an Employee, Director or Consultant.

          (dd)	"Share" means a share of the Common Stock, as adjusted in
accordance with Section 13 of the Plan.

          (ee)	"Stock Purchase Right" means the right to purchase Common
Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ff)	"Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3.	Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,042,281 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

       If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribu-tion under the Plan, except that if Shares of Restricted Stock are repur-chased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.	Administration of the Plan.

       (a)	Procedure.

           (i)	Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

           (ii)	Section 162(m). To the extent that the Administrator deter-
mines it to be desirable to qualify Options granted hereunder as "performance -based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

           (iii)	Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

           (iv)	Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

       (b)	Powers of the Administrator.  Subject to the provisions of the
Plan, and in the case of a Committee, subject to the specific duties dele-gated by the Board to such Committee, the Administrator shall have the author-ity, in its discretion:

           (i)	to determine the Fair Market Value;

           (ii)	to select the Service Providers to whom Options and Stock
Purchase Rights may be granted hereunder;

           (iii)	to determine the number of shares of Common Stock to be
covered by each Option and Stock Purchase Right granted hereunder;

           (iv)	to approve forms of agreement for use under the Plan;

           (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted here-under. Such terms and conditions include, but are not limited to, the exer-cise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceler-ation or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vi)	to reduce the exercise price of any Option or Stock Purchase
Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

           (vii)	to institute an Option Exchange Program;

           (viii)	to construe and interpret the terms of the Plan and awards
granted pursuant to the Plan;

           (ix)	to prescribe, amend and rescind rules and regulations relat-
ing to the Plan, including rules and regulations relating to sub-plans estab-lished for the purpose of qualifying for preferred tax treatment under for-eign tax laws;

           (x)	to modify or amend each Option or Stock Purchase Right (sub-
ject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

           (xi)	to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exer-cise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld.

The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elec-tions by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem neces-sary or advisable;

           (xii)	to authorize any person to execute on behalf of the Company
any instrument required to effect the grant of an Option or Stock Purchase
Right previously granted by the Administrator;

           (xiii)	to make all other determinations deemed necessary or advis-
able for administering the Plan.

       (c)	Effect of Administrator's Decision.  The Administrator's deci-
sions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

      5.	Eligibility.  Nonstatutory Stock Options and Stock Purchase Rights
may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

      6.	Limitations.

        (a)	Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwith-standing such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be deter-mined as of the time the Option with respect to such Shares is granted.

        (b)	Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c)	The following limitations shall apply to grants of Options:

            (i)	No Service Provider shall be granted, in any fiscal year of
the Company, Options to purchase more than 150,000 Shares.

            (ii)	In connection with his or her initial service, a Service
Provider may be granted Options to purchase up to an additional 75,000 Shares which shall not count against the limit set forth in subsection (i) above.


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                                Page 14 of 15

            (iii)	The foregoing limitations shall be adjusted proportionately
in connection with any change in the Company's capitalization as described in
Section 13.

            (iv)	If an Option is cancelled in the same fiscal year of the
Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

        7.	Term of Plan.  Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

        8.	Term of Option.  The term of each Option shall be stated in the
Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be pro-vided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        9.	Option Exercise Price and Consideration.

           (a)	Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)	In the case of an Incentive Stock Option

                   (A)	granted to an Employee who, at the time the Incentive
Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B)	granted to any Employee other than an Employee des-
cribed in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii)	In the case of a Nonstatutory Stock Option, the per Share
exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compen-sation" within the meaning of Section 162(m) of the Code, the per Share exer-cise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii)	Notwithstanding the foregoing, Options may be granted
with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate tran-saction.

       (b)	Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

       (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Adminis-trator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

        			(i)	cash;

           (ii)	check;

           (iii)	promissory note;

           (iv)	other Shares which (A) in the case of Shares acquired upon
exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

           (v)	consideration received by the Company under a cashless exer-
cise program implemented by the Company in connection with the Plan;

           (vi)	a reduction in the amount of any Company liability to the
Optionee, including any liability attributable to the Optionee's participa-tion in any Company-sponsored deferred compensation program or arrangement;

           (vii)	any combination of the foregoing methods of payment; or

           (viii)	such other consideration and method of payment for the
issuance of Shares to the extent permitted by Applicable Laws.

       10.	Exercise of Option.

           (a)	Procedure for Exercise; Rights as a Shareholder. Any Option
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

       (b)	Termination of Relationship as a Service Provider.  If an Optionee
ceases to be a Service Provider, other than upon the Optionee's death or Dis-ability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expira-tion of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination.
If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c)	Disability of Optionee.  If an Optionee ceases to be a Service
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months follow-ing the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termina-tion, the Optionee does not exercise his or her Option within the time speci-fied herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (d)	Death of Optionee.  If an Optionee dies while a Service Pro-
vider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by be-quest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agree-ment, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised with-in the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

           (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communi-cate to the Optionee at the time that such offer is made.

       11. Stock Purchase Rights.

           (a)	Rights to Purchase.  Stock Purchase Rights may be issued
either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Adminis-trator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to pur-chase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

           (b)	Repurchase Option.  Unless the Administrator determines other-
wise, the Restricted Stock Purchase Agreement shall grant the Company a repur-chase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Dis-ability). The purchase price for Shares repurchased pursuant to the Restrict-ed Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Admin-istrator.

           (c)	Other Provisions.  The Restricted Stock Purchase Agreement
shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discre-tion.

           (d)	Rights as a Shareholder.  Once the Stock Purchase Right is
exercised, the purchaser shall have the rights equivalent to those of a share-holder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.
No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

       12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right trans-ferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

       13.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or
Asset Sale.

           (a)	Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjust-ment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issu-ance by the Company of shares of stock of any class, or securities convert-ible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

           (b)	Dissolution or Liquidation.  In the event of the proposed dis-
solution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addi-tion, the Administrator may provide that any Company repurchase option appli-cable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase
Right will terminate immediately prior to the consummation of such proposed action.

           (c)	Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the

Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exer-cisable. If an Option or Stock Purchase Right becomes fully vested and exer-cisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expir-ation of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of considera-tion, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the suc-cessor corporation, provide for the consideration to be received upon the exer-cise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

       14.	Date of Grant.  The date of grant of an Option or Stock Purchase
Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determina-tion shall be provided to each Optionee within a reasonable time after the date of such grant.

       15.	Amendment and Termination of the Plan.

           (a)	Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

           (b)	Shareholder Approval.  The Company shall obtain shareholder
approval of any Plan amendment to the extent necessary and desirable to com-ply with Applicable Laws.

           (c)	Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exer-cise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

       16.	Conditions Upon Issuance of Shares.

           (a)	Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

           (b)	Investment Representations.  As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exerci-sing such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

       17.	Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which author-ity is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such re-quisite authority shall not have been obtained.

       18.	Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

       19.	Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                               	1990 STOCK PLAN

                            	STOCK OPTION AGREEMENT


       Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.  NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

       You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

       Grant Number				               _________________________

       Date of Grant			              	_________________________

       Vesting Commencement Date	    	_________________________

       Exercise Price per Share	     	$________________________

       Total Number of Shares Granted	_________________________

       Total Exercise Price			        $_________________________

       Type of Option:				            ___	Incentive Stock Option

                                      ___	Nonstatutory Stock Option

       Term/Expiration Date:	       		_________________________


     Vesting Schedule:

       This Option may be exercised, in whole or in part, in accordance with the following schedule:

       [__% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and ____ of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates.]

       Termination Period:

       This Option may be exercised for _____ [days/months] after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT

       1.	Grant of Option.  The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

       2.	Exercise of Option.

        		(a) Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

          (b)	Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Com-pany pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to Jeffrey A. Chew of the Company.
The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accom-panied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be con-sidered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

       3.	Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

          (a)	cash; or

          (b)	check[; or

          (c)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan][; or

          (d)	surrender of other Shares which (i) in the case of Shares
acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares][; or

          (e)	with the Administrator's consent, delivery of Optionee's promis-
sory note (the "Note") in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execu-tion and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement].

       4.	Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribu-tion and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

       5.	Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

       6.	Tax Consequences.  Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below.  THIS SUM-
MARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT
TO CHANGE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS
OPTION OR DISPOSING OF THE SHARES.

          (a)	Exercising the Option.

              (i)	Nonstatutory Stock Option.  The Optionee may incur regular
federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exer-cised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

             (ii)	Incentive Stock Option.  If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exer-
cise, although the excess, if any, of the Fair Market Value of the Exercised
Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.  In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee
that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

           (b)	Disposition of Shares.

               (i)	NSO.  If the Optionee holds NSO Shares for at least one
year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

               (ii)	ISO.  If the Optionee holds ISO Shares for at least one
year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

            (c)	Notice of Disqualifying Disposition of ISO Shares.  If the
Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

       7.	Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

       8.	NO GUARANTEE OF CONTINUED SERVICE.  OPTIONEE ACKNOWLEDGES AND AGREES
THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED
ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT
THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES
HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT,
THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH
HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT
AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND
SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE
OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT
CAUSE.

       By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agree-ment. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:					                      	EUPHONIX, INC.



___________________________________		_______________________________________
Signature						                     	By

____________________________________	______________________________________
Print Name						                    	Title

____________________________________
Residence Address

____________________________________

                             	CONSENT OF SPOUSE

       The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exer-cise of rights under the Plan or this Option Agreement.

                                       _______________________________________
                                       Spouse of Optionee

	                              EXHIBIT A

	                           1990 STOCK PLAN

                           	EXERCISE NOTICE


Euphonix, Inc.
220 Portage Road
Palo Alto, California 94306

Attention:  Jeffrey A. Chew

1.	Exercise of Option.  Effective as of today, ________________, 199__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares
(the "Shares") of the Common Stock of Euphonix, Inc. (the "Company") under and pursuant to the 1990 Stock Plan (the "Plan") and the Stock Option Agreement
dated              , 19___ (the "Option Agreement").  The purchase price for
the Shares shall be $             , as required by the Option Agreement.

2.	Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price for the Shares.

3.	Representations of Purchaser.  Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.	Rights as Shareholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwith-
standing the exercise of the Option.  The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.  No adjust-
ment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5.	Tax Consultation.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consul-tants Purchaser deems advisable in connection with the purchase or disposi-tion of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.	Entire Agreement; Governing Law.  The Plan and Option Agreement are incor-
porated herein by reference. This Agreement, the Plan and the Option Agree-ment constitute the entire agreement of the parties with respect to the sub-ject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.


Submitted by:		                      				Accepted by:

PURCHASER:	                        			 		EUPHONIX, INC.


__________________________________	     	_____________________________________
Signature						                          By

__________________________________	     	_____________________________________
Print Name						                        	Its


Address:		                          					Address:

_________________________________		      220 Portage Road
_________________________________	      	Palo Alto, California  94306

                                         _____________________________________
                                         Date Received

                                 	EXHIBIT B

                             	SECURITY AGREEMENT



        This Security Agreement is made as of __________, 19___ between Euphonix, Inc., a California corporation ("Pledgee"), and _____________ ____________ ("Pledgor").


                                  	Recitals

     Pursuant to Pledgor's election to purchase Shares under the Option Agree-ment dated ________ (the "Option"), between Pledgor and Pledgee under Pledgee's 1990 Stock Plan, and Pledgor's election under the terms of the Option to pay for such shares with his promissory note (the "Note"), Pledgor has purchased _________ shares of Pledgee's Common Stock (the "Shares") at a price of $________ per share, for a total purchase price of $__________. The Note and the obligations thereunder are as set forth in Exhibit C to the Option.

     NOW, THEREFORE, it is agreed as follows:

     1.	Creation and Description of Security Interest.  In consideration of the transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the California Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number ______, duly endorsed in blank or with executed stock powers, and here-with delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

      The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals there-of, to be executed by Pledgor pursuant to the terms of the Option, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

      2.	Pledgor's Representations and Covenants.  To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

         a. Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

         b.	Encumbrances.  The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

         c.	Margin Regulations.  In the event that Pledgee's Common Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part
207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or provid-ing any additional collateral as may be necessary to comply with such regula-tions.


       3.	Voting Rights.  During the term of this pledge and so long as all pay-
ments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged here-
under.

       4.	Stock Adjustments.  In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and addi-
tional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agree-
ment in the same manner as the Shares originally pledged hereunder.  In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

       5.	Options and Rights.  In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in con-nection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securi-ties so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

       6.	Default.  Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

          a.	Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

          b.	Pledgor fails to perform any of the covenants set forth in the
Option or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

       In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the Cali-fornia Commercial Code.

       7.	Release of Collateral.  Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

       8.	Withdrawal or Substitution of Collateral.  Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

       9.	Term.  The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

       10.	Insolvency.  Pledgor agrees that if a bankruptcy or insolvency pro-
ceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of cred-
itors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

       11.	Pledgeholder Liability.  In the absence of willful or gross negli-
gence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

       12.	Invalidity of Particular Provisions.  Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

       13.	Successors or Assigns.  Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective succes-sors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective desig-nees, successors, assigns, heirs, executors and administrators.

       14.	Governing Law.  This Security Agreement shall be interpreted and governed under the internal substantive laws, but not the choice of law rules, of California.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



"PLEDGOR"		                               		_________________________________
                                            Signature
                                            _________________________________
                                            Print Name

                                   Address: _________________________________

                                            _________________________________


"PLEDGEE"	                               			Euphonix, Inc.,
                                            a California corporation


                                            ________________________________
                                            Signature
                                            ________________________________
                                            Print Name
                                            ________________________________
                                            Title


"PLEDGEHOLDER"			                           ________________________________
                                            Secretary of
                                            Euphonix, Inc.

                                 	EXHIBIT C

                                   	NOTE


$_______________	                                          [City, State]

                                                       	______________, 19___

       FOR VALUE RECEIVED, _______________ promises to pay to Euphonix, Inc., a California corporation (the "Company"), or order, the principal sum of ________________________________ ($_____________), together with interest on the unpaid principal hereof from the date hereof at the rate of _______________ percent (____%) per annum, compounded semiannually.

       Principal and interest shall be due and payable on __________, 19___. Should the undersigned fail to make full payment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

       The undersigned may at any time prepay all or any portion of the prin-cipal or interest owing hereunder.

       This Note is subject to the terms of the Option, dated as of ________ ________. This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

       The holder of this Note shall have full recourse against the under-signed, and shall not be required to proceed against the collateral securing this Note in the event of default.

       In the event the undersigned shall cease to be an employee, director or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

       Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.


                                         ____________________________________

                                         ____________________________________

                               	1990 STOCK PLAN

                   	NOTICE OF GRANT OF STOCK PURCHASE RIGHT


       Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

[Grantee's Name and Address]

       You have been granted the right to purchase Common Stock of the Company, subject to the Company's Repurchase Option and your ongoing status as a Ser-vice Provider (as described in the Plan and the attached Restricted Stock Pur-chase Agreement), as follows:

       Grant Number	                          			_________________________

       Date of Grant	                         			_________________________

       Price Per Share	                       			$________________________

       Total Number of Shares Subject	           _________________________
        to This Stock Purchase Right

       Expiration Date:	                      			_________________________


       YOU MUST EXERCISE THIS STOCK PURCHASE RIGHT BEFORE THE EXPIRATION
DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE
THE SHARES. By your signature and the signature of the Company's representa-tive below, you and the Company agree that this Stock Purchase Right is granted under and governed by the terms and conditions of the 1990 Stock Plan and the Restricted Stock Purchase Agreement, attached hereto as Exhibit A-1, both of which are made a part of this document. You further agree to execute the attached Restricted Stock Purchase Agreement as a condition to purchasing any shares under this Stock Purchase Right.

GRANTEE:					                                 EUPHONIX, INC.


___________________________		                 ________________________________
Signature			                               			By

___________________________		                 ________________________________
Print Name						                              Title

                                	EXHIBIT A-1

                              	1990 STOCK PLAN

                      	RESTRICTED STOCK PURCHASE AGREEMENT

       Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Purchase Agreement.

       WHEREAS the Purchaser named in the Notice of Grant, (the "Purchaser") is an Service Provider, and the Purchaser's continued participation is consid-ered by the Company to be important for the Company's continued growth; and

       WHEREAS in order to give the Purchaser an opportunity to acquire an equity interest in the Company as an incentive for the Purchaser to partici-pate in the affairs of the Company, the Administrator has granted to the Purchaser a Stock Purchase Right subject to the terms and conditions of the Plan and the Notice of Grant, which are incorporated herein by reference, and pursuant to this Restricted Stock Purchase Agreement (the "Agreement").

       NOW THEREFORE, the parties agree as follows:

       1.	Sale of Stock.  The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase shares of the Company's Common
Stock (the "Shares"), at the per Share purchase price and as otherwise described in the Notice of Grant.

       2. Payment of Purchase Price. The purchase price for the Shares may be paid by delivery to the Company at the time of execution of this Agreement of cash, a check, or some combination thereof.

       3.	Repurchase Option.

          (a)	In the event the Purchaser ceases to be a Service Provider for any or no reason (including death or disability) before all of the Shares are released from the Company's Repurchase Option (see Section 4), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "Repurchase Option") for a period of sixty (60) days from such date to repurchase up to that num-ber of shares which constitute the Unreleased Shares (as defined in Section 4) at the original purchase price per share (the "Repurchase Price"). The Repur-chase Option shall be exercised by the Company by delivering written notice to the Purchaser or the Purchaser's executor (with a copy to the Escrow Holder) AND, at the Company's option, (i) by delivering to the Purchaser or the Purc-haser's executor a check in the amount of the aggregate Repurchase Price, or
(ii) by cancelling an amount of the Purchaser's indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and
(ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price, the Company shall become the legal and benefi-cial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and trans-fer to its own name the number of Shares being repurchased by the Company.



          (b) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organi-zations to exercise all or a part of the Company's purchase rights under this Agreement and purchase all or a part of such Shares. If the Fair Market Value of the Shares to be repurchased on the date of such designation or assignment (the "Repurchase FMV") exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

       4.	Release of Shares From Repurchase Option.

          (a)	_______________________ percent (______%) of the Shares shall
be released from the Company's Repurchase Option    [one year]    after the
Date of Grant and __________________ percent (______%) of the Shares [at the end of each month thereafter], provided that the Purchaser does not cease to be a Service Provider prior to the date of any such release.

          (b)	Any of the Shares that have not yet been released from the Repur-
chase Option are referred to herein as "Unreleased Shares."

          (c)	The Shares that have been released from the Repurchase Option shall be delivered to the Purchaser at the Purchaser's request (see Section 6).

        5.	Restriction on Transfer.  Except for the escrow described in Sec-
tion 6 or the transfer of the Shares to the Company or its assignees contemp-lated by this Agreement, none of the Shares or any beneficial interest there-in shall be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company's Repurchase Option in accor-dance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

        6.	Escrow of Shares.

           (a)	To ensure the availability for delivery of the Purchaser's Unre-
leased Shares upon repurchase by the Company pursuant to the Repurchase Option, the Purchaser shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-2. The Unre-leased Shares and stock assignment shall be held by the Escrow Holder, pursu-ant to the Joint Escrow Instructions of the Company and Purchaser attached hereto as Exhibit A-3, until such time as the Company's Repurchase Option expires. As a further condition to the Company's obligations under this Agree-ment, the Company may require the spouse of Purchaser, if any, to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-4.

           (b)	The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow while acting in good faith and in the exercise of its judgment.

           (c)	If the Company or any assignee exercises the Repurchase Option hereunder, the Escrow Holder, upon receipt of written notice of such exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

           (d)	When the Repurchase Option has been exercised or expires unexer-
cised or a portion of the Shares has been released from the Repurchase Option, upon request the Escrow Holder shall promptly cause a new certificate to be issued for the released Shares and shall deliver the certificate to the Company or the Purchaser, as the case may be.

           (e)	Subject to the terms hereof, the Purchaser shall have all the rights of a shareholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon. If, from time to time during the term of the Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or sub-stantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser's ownership of the Shares shall be immediately sub-ject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Repurchase Option.

        7. Legends. The share certificate evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH
IS ON FILE WITH THE SECRETARY OF THE COMPANY.

        8. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appro-priately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agree-ment.

        9.	Tax Consequences.  The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Pur-chaser is relying solely on such advisors and not on any statements or represen-tations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue
Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursu-ant to the Repurchase Option. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. The form for making this election is attached as Exhibit A-5 hereto.

           THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER
SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS
REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

       10.	General Provisions.

           (a)	This Agreement shall be governed by the internal substantive laws, but not the choice of law rules of California. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall pre-vail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

           (b)	Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agree-ment shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addres-sed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

           Any notice to the Escrow Holder shall be sent to the Company's add-ress with a copy to the other party hereto.

           (c)	The rights of the Company under this Agreement shall be trans-
ferable to any one or more persons or entities, and all covenants and agree-ments hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

           (d)	Either party's failure to enforce any provision of this Agree-
ment shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agree-ment. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

           (e)	The Purchaser agrees upon request to execute any further docu-
ments or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

           (f)	PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES
PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A SER-VICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

       By Purchaser's signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Adminis-trator upon any questions arising under the Plan or this Agreement. Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

DATED:  _____________________

PURCHASER:						                            EUPHONIX, INC.

______________________________		            __________________________________
Signature							                            By

______________________________		            __________________________________
Print Name							                           Title

                                 	EXHIBIT A-2

                      	ASSIGNMENT SEPARATE FROM CERTIFICATE



       FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto (__________) shares of the Common Stock of Euphonix, Inc. standing in my name of the books of said corporation represented by Certifica-te No. _____ herewith and do hereby irrevocably constitute and appoint to trans-fer the said stock on the books of the within named corporation with full power of substitution in the premises.

       This Stock Assignment may be used only in accordance with the Restric-ted Stock Purchase Agreement (the "Agreement") between________________________ and the undersigned dated ______________, 19__.


Dated: _______________, 19


                                      Signature:______________________________














INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Repur-chase Option, as set forth in the Agreement, without requiring additional signa-tures on the part of the Purchaser.

                                 	EXHIBIT A-3

                          	JOINT ESCROW INSTRUCTIONS


 	                                                                      , 19
                                                                  ------    --
Corporate Secretary
Euphonix, Inc.
220 Portage Road
Palo Alto, California  94306

Dear                  :
     -----------------

       As Escrow Agent for both Euphonix, Inc., a California corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Purc-haser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agree-ment ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

       1.	In the event the Company and/or any assignee of the Company (refer-
red to collectively as the "Company") exercises the Company's Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a writ-
ten notice specifying the number of shares of stock to be purchased, the pur-
chase price, and the time for a closing hereunder at the principal office of the Company.  Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

       2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evi-dencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's Repurchase Option.

       3.	Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  Pur-
chaser does hereby irrevocably constitute and appoint you as Purchaser's attor-
ney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securi-
ties. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

       4.	Upon written request of the Purchaser, but no more than once per calendar year, unless the Company's Repurchase Option has been exercised, you shall deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's Repurchase Option. Within 90 days after Purchaser ceases to be a Service Provider, you shall deli-ver to Purchaser a certificate or certificates representing the aggregate num-ber of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's Repurchase Option.

       5.	If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

       6.	Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

       7.	You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in rely-ing or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do here-under as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

       8.	You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excep-
ting only orders or process of courts of law, and are hereby expressly author-
ized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corpora-
tion by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

       9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

       10.	You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

       11.	You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obliga-
tions hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

       12.	Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

       13.	If you reasonably require other or further instruments in connec-
tion with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

       14.	It is understood and agreed that should any dispute arise with res-
pect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your posses-
sion without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the par-
ties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been per-
fected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

       15.	Any notice required or permitted hereunder shall be given in writ-
ing and shall be deemed effectively given upon personal delivery or upon depo-sit in the United States Post Office, by registered or certified mail with post-age and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.


           COMPANY:		                    Euphonix, Inc.
                                         220 Portage Road
                                         Palo Alto, California  94306

           PURCHASER:
                                         ----------------------------------

                                         ----------------------------------

                                         ----------------------------------




           ESCROW AGENT:	                Corporate Secretary
                                         Euphonix, Inc.
                                         220 Portage Road
                                         Palo Alto, California  94306

       16.	By signing these Joint Escrow Instructions, you become a party here-
to only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

       17.	This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

       18.	These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the internal substantive laws, but not the choice of law rules, of California.

                                         Very truly yours,

                                         EUPHONIX, INC.


                                         _____________________________________
                                         By

                                         _____________________________________
                                         Title

                                         PURCHASER:

                                         _____________________________________
                                         Signature

                                         _____________________________________
                                         Print Name


ESCROW AGENT:


_____________________________________
Corporate Secretary

                               	EXHIBIT A-4

                            	CONSENT OF SPOUSE


       I, ____________________, spouse of ___________________, have read and approve the foregoing Restricted Stock Purchase Agreement (the "Agreement").
In consideration of the Company's grant to my spouse of the right to purchase shares of Euphonix, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, 19


                                    __________________________________________
                                    Signature of Spouse

                               	EXHIBIT A-5
	                       ELECTION UNDER SECTION 83(b)
	                   OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

1.	    The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

       NAME:			                 TAXPAYER:			            SPOUSE:

       ADDRESS:

       IDENTIFICATION NO.:	      TAXPAYER:			           SPOUSE:

       TAXABLE YEAR:

2.	    The property with respect to which the election is made is described
       as follows:            shares (the "Shares") of the Common Stock of
                  ------------
       of Euphonix, Inc. (the "Company").

3.	    The date on which the property was transferred is:_________ , 19__.

4.	    The property is subject to the following restrictions:

       The Shares may be repurchased by the Company, or its assignee, upon certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5.	    The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:
       $_______________.

6.	    The amount (if any) paid for such property is:

       $_______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person per-forming the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:	___________________, 19___  __________________________________________
                            							Taxpayer


The undersigned spouse of taxpayer joins in this election.

Dated:	___________________, 19____	___________________________________________
                                   Spouse of Taxpayer

                               	EXHIBIT 5.1

                            	December 09, 1996


Euphonix, Inc.
220 Portage Avenue
Palo Alto, CA  94306

       Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

       We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 09, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of your Common Stock (the "Shares") reserved for issuance under the 1990 Stock Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plan.

       It is our opinion that, when issued and sold in compliance with appli-cable prospectus delivery requirements and in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Shares will be legally and validly issued, fully paid and non-assessable.

       We consent to the use of this opinion as an exhibit to the Registra-tion Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Sincerely,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation
                                           /s/Wilson Sonsini Goodrich & Rosati

                              	EXHIBIT 23.1


              	CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration State-ment (Form S-8) pertaining to the 1990 Stock Option Plan of Euphonix, Inc. of our report dated February 12, 1996, with respect to the finan-cial statements and schedule of Euphonix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                               ERNST & YOUNG LLP
                                               /s/ Ernst & Young LLP

       San Jose, California
       December 04, 1996